Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Linkhome Holdings Inc.

We hereby consent to the incorporation by reference in the post-effective amendment No. 4 to Form S-1 Registration Statement of our report dated March 24, 2025, relating to the consolidated financial statements of Linkhome Holdings Inc., which is included in this Registration Statement on the Form S-1 post-effective amendment No. 4.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California

June 20, 2025